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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 15, 1997, accompanying the consolidated financial statements incorporated by reference or included in the 1996 Annual Report of Greater Community Bancorp (formerly Great Falls Bancorp) on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greater Community Bancorp on Form S-3 (File No. 333-14491, effective October 18,
1996) and Forms S-8 (File No. 333-16151, File No. 333-161153, and File No.
333-16149 effective November 14, 1996).

GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 26, 1997


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